Exhibit 99.1

Curtiss-Wright Reports Second Quarter 2018 Financial Results; Raises Full-Year Revenue, EPS and Free Cash Flow Guidance

DAVIDSON, N.C.--(BUSINESS WIRE)--July 26, 2018--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the second quarter ended June 30, 2018.

Beginning this quarter, coinciding with the initial reporting of the recent acquisition of Dresser-Rand’s government business (“DRG”), the Company has elected to change the presentation of its financials and guidance to include an Adjusted (non-GAAP) view that excludes first year purchase accounting costs associated with its acquisitions. We believe this change will provide improved transparency to the investment community in order to better measure Curtiss-Wright’s core operating and financial performance and improve comparisons of our key financial metrics to our peers. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

Second Quarter 2018 Highlights

  Reported (GAAP) diluted earnings per share (EPS) of $1.68, with Adjusted (non-GAAP) diluted EPS of $1.80, up 49% compared with the prior year, excluding first year acquisition-related purchase accounting costs;
  Net sales of $620 million, up 9%, including 4% organic growth (defined below);
  Reported (GAAP) operating income of $102 million, with Adjusted (non-GAAP) operating income of $109 million, up 28%;
  Reported (GAAP) operating margin of 16.5%, with Adjusted (non-GAAP) operating margin of 17.6%, up 260 basis points;
  Free cash flow of $87 million, up 19%;
  New orders of $700 million, up 28%; and
  Share repurchases of approximately $34 million.

Full-Year 2018 Business Outlook

  Increased Reported (GAAP) full-year 2018 diluted EPS guidance by $0.28 reflecting strong operational performance in core business;
  Introduced Adjusted (non-GAAP) full-year 2018 diluted EPS guidance, which reflects a $0.25 adjustment for first year acquisition-related purchase accounting costs associated with the acquisition of DRG;
  Combining these items, introduced Adjusted (non-GAAP) full-year 2018 diluted EPS guidance range of $6.00 to $6.15, up $0.53 compared to the prior Reported guidance range of $5.47 to $5.62 (see table below);
  Full-year 2018 Adjusted guidance reflects higher sales (up 8-9%), operating income (up 11-14%), operating margin of 15.2% to 15.4% (up 50-70 bps) and diluted EPS (up 21-24%), compared with Adjusted 2017 financial results; and
  Increased Reported free cash flow by $10 million to new range of $250 to $270 million and Adjusted free cash flow range of $300 to $320 million, which excludes a $50 million voluntary pension contribution made in the first quarter of 2018.

Full-Year 2018 Adjusted EPS Guidance:

	Prior Reported Guidance (GAAP)	Updated Reported Guidance (GAAP)	Adjustments (Non-GAAP)(1)	Current Adjusted Guidance (Non-GAAP)
Forecasted reported diluted EPS (GAAP)	$5.47 - $5.62	-	-	-
Increase from Operational Performance	$0.28	$5.75 - $5.90	-	-
Adjustments (1)	-	-	$0.33
Tax impact on Adjustments (1)	-	-	($0.08)
Forecasted Adjusted diluted EPS (Non-GAAP)	-	-	-	$6.00 - $6.15
(1) Includes one-time Inventory Step-up, Backlog Amortization and Transaction costs for current and prior year acquisitions.

“We generated strong second quarter results which exceeded our expectations, as we delivered solid 9% top-line growth led by strong defense and industrial sales, and improved profitability driven by the benefits of our ongoing margin improvement initiatives, to produce Adjusted diluted EPS of $1.80,” said David C. Adams, Chairman and CEO of Curtiss-Wright Corporation.

“As a result of the strong first half results and our outlook for continued momentum through the remainder of this year, we have increased our full-year revenue, EPS and free cash flow guidance. We are projecting another solid operational performance including higher sales in all end markets, double-digit growth in operating income driving strong margin expansion and solid free cash flow generation.”

Second Quarter 2018 Operating Results

(In millions)	2Q-2018	2Q-2017	Change
Sales	$ 620.3	$ 567.7	9%
Reported operating income (GAAP)	$ 102.1	$ 79.7	28%
Adjustments (1)	7.0	5.2	-
Adjusted operating income (Non-GAAP)	$ 109.1	$ 85.0	28%
Adjusted operating margin (Non-GAAP)	17.6%	15.0%	260 bps
(1) Includes one-time Inventory Step-up, Backlog Amortization and Transaction costs for current and prior year acquisitions, including DRG in 2018 (Power segment) and TTC in 2017 (Defense segment).

  Sales of $620 million up $53 million, or 9%, compared with the prior year (4% organic, 4% acquisitions, 1% favorable foreign currency translation);
  Higher organic revenues were principally driven by strong defense and industrial sales, partially offset by lower power generation revenues;
  From an end market perspective, total sales to the defense markets increased 19%, 9% of which was organic, while total sales to the commercial markets increased 3%, 1% of which was organic, compared with the prior year. Please refer to the accompanying tables for a breakdown of sales by end market;
  Reported operating income was $102 million, with Reported operating margin of 16.5%;
  Adjusted operating income of $109 million, up $24 million, or 28%, compared with the prior year, reflects higher defense and industrial sales, increased profitability on defense electronics products in the Defense segment, and the benefits of our ongoing margin improvement initiatives, most notably in the Commercial/Industrial segment;
  Adjusted operating margin of 17.6%, up 260 basis points compared with the prior year, reflects higher revenues and favorable overhead absorption, as well as the benefits of our ongoing margin improvement initiatives; and
  Non-segment expenses of $8 million decreased by $1 million compared with the prior year, primarily due to lower corporate expenses.

Net Earnings and Diluted EPS

(In millions, except EPS)	2Q-2018	2Q-2017	Change
Reported net earnings (GAAP)	$ 74.8	$ 50.7	48%
Adjustments (1)	7.0	5.2	-
Tax impact on Adjustments (1)	(1.6)	(1.6)	-
Adjusted net earnings (Non-GAAP)	$ 80.2	$ 54.3	48%
Reported diluted EPS (GAAP)	$1.68	$1.13	48%
Adjustments (1)	$0.16	$0.12	-
Tax impact on Adjustments (1)	($0.04)	($0.04)	-
Adjusted diluted EPS (Non-GAAP)	$1.80	$1.21	49%
(1) Includes one-time Inventory Step-up, Backlog Amortization and Transaction costs for current and prior year acquisitions.

  Reported net earnings of $75 million and reported diluted EPS of $1.68;
  Adjusted net earnings of $80 million, up $26 million, or 48%, compared with the prior year, reflecting higher operating income, lower interest expense and a lower tax rate;
  Adjusted diluted earnings per share of $1.80, up $0.59, or 49%, compared with the prior year, reflecting higher operating income, lower interest expense and a lower tax rate, as well as a slightly lower share count; and
  The effective tax rate (ETR) for the second quarter was 22.5%, a decrease from 30.3% in the prior year quarter, primarily driven by the current period reduction of the U.S. corporate income tax rate from 35% to 21% associated with the 2017 Tax Cuts and Jobs Act (TCJA).

Free Cash Flow

(In millions)	2Q-2018	2Q-2017	Change
Net cash provided by operating activities	$ 97.9	$ 85.9	14%
Capital expenditures	(10.9)	(12.9)	16%
Free cash flow	$ 87.1	$ 73.0	19%
Adjusted free cash flow	$ 87.1	$ 73.0	19%

  Free cash flow of $87 million, defined as cash flow from operations less capital expenditures, up approximately $14 million compared with the prior year, primarily due to higher earnings partially offset by the timing of collections; and
  Capital expenditures decreased by $2 million to $11 million compared with the prior year period, due to higher capital investments in the prior year period.

New Orders and Backlog

  New orders of $700 million, up 28% compared with the prior year, primarily due to strong growth in naval defense orders and the contribution from the DRG acquisition within the Power segment; and
  Backlog of $2.2 billion up 9% from December 31, 2017.

Other Items – Share Repurchase

  During the second quarter, the Company repurchased 267,833 shares of its common stock for approximately $34 million. Year-to-date, the Company repurchased 361,271 shares for approximately $47 million.

Second Quarter 2018 Segment Performance
Commercial/Industrial

(In millions)	2Q-2018	2Q-2017	Change
Sales	$312.5	$291.6	7%
Reported operating income (GAAP)	$51.7	$43.6	19%
Reported operating margin (GAAP)	16.6%	15.0%	160 bps

  Sales of $312 million, up $21 million, or 7%, compared with the prior year (5% organic, 2% favorable foreign currency translation);
  Strong sales growth in the aerospace and naval defense markets, led by higher sales of actuation systems on various fighter jet programs and higher sales on the CVN-79 Ford class aircraft carrier program, respectively;
  Commercial aerospace market sales were nearly flat, as higher sales of sensors and controls products and surface treatment services (including core OEM sales which increased more than 10%) were largely offset by lower revenues resulting from FAA directives, which are winding down;
  General industrial market sales growth was driven by widespread, solid demand for industrial valves, controls and vehicle products, and surface treatment services;
  Reported operating income of $52 million, up $8 million, or 19%, compared with the prior year (including 3% favorable foreign currency translation); and
  Reported operating margin increased 160 basis points to 16.6%, reflecting higher sales and favorable overhead absorption in each of the aforementioned end markets as well as the benefits of our ongoing margin improvement initiatives.

Defense

(In millions)	2Q-2018	2Q-2017	Change
Sales	$146.2	$126.4	16%
Reported operating income (GAAP)	$38.6	$21.1	83%
Adjustments (1)	-	5.2	-
Adjusted operating income (Non-GAAP)	$38.6	$26.3	47%
Adjusted operating margin (Non-GAAP)	26.4%	20.8%	560 bps
(1) Includes one-time Inventory Step-up, Backlog Amortization and Transaction costs for current and prior year acquisitions.

  Sales of $146 million, up $20 million, or 16%, compared with the prior year (15% organic, 1% favorable foreign currency translation);
  Strong organic sales growth primarily reflects higher sales of flight test equipment serving the aerospace defense market, higher aircraft carrier revenues in the naval defense market and increased sales of avionics equipment in the commercial aerospace market;
  Reported operating income was $39 million, with Reported operating margin of 26.4%; and
  Adjusted operating income of $39 million, up $12 million, or 47%, compared with the prior year, while Adjusted operating margin increased 560 basis points to 26.4%, reflecting higher sales and favorable overhead absorption, favorable contract adjustments within our naval defense business and the benefits of our ongoing margin improvement initiatives.

Power

(In millions)	2Q-2018	2Q-2017	Change
Sales	$161.7	$149.7	8%
Reported operating income (GAAP)	$19.2	$23.9	(20%)
Adjustments (1)	7.0	-	-
Adjusted operating income (Non-GAAP)	$26.2	$23.9	10%
Adjusted operating margin (Non-GAAP)	16.2%	15.9%	30 bps
(1) Includes one-time Inventory Step-up, Backlog Amortization and Transaction costs for current and prior year acquisitions.

  Sales of $162 million, up $12 million, or 8%, compared with the prior year (15% acquisition, (7%) organic);
  Strong naval defense market sales were driven by higher CVN-80 aircraft carrier revenues and solid DRG service center revenues;
  Lower power generation market sales reflect lower revenues on the domestic AP1000 program, which was substantially completed last year, as well as reduced domestic aftermarket sales supporting currently operating nuclear reactors following a seasonally strong spring outage season in the prior year period;
  Revenues on the China Direct AP1000 program were flat year-over-year;
  Reported operating income was $19 million, with Reported operating margin of 11.9%; and
  Adjusted operating income of $26 million, up $2 million, or 10%, compared with the prior year, while Adjusted operating margin increased 30 basis points to 16.2%, reflecting higher naval defense market sales and improved profitability on the China Direct AP1000 program, partially offset by reduced sales and profitability in the nuclear aftermarket business and lower revenues on the domestic AP1000 program.

Full-Year 2018 Guidance
The Company is updating its full-year 2018 financial guidance as follows:

(In millions, except EPS)	Prior Reported Guidance (GAAP)	Increase from Operational Performance	Updated Reported Guidance (GAAP)	Adjustments (Non-GAAP)(1)	Current Adjusted Guidance (Non-GAAP)
Total Sales	$2,415 - $2,455	$30	$2,445 - $2,485		$2,445 - $2,485
Operating Income	$343 - $353	$13	$357 - $367	$14	$371 - $382
Operating Margin	14.2% - 14.4%	40 bps	14.6% - 14.8%	60 bps	15.2% - 15.4%
Interest Expense	($36 - $37)	$1	($35 - $36)	-	($35 - $36)
Effective Tax Rate	24%	-	24%	-	24%
Diluted EPS	$5.47 - $5.62	$0.28	$5.75 - $5.90	$0.25	$6.00 - $6.15
Diluted Shares Outstanding	44.7	(0.1)	44.6	-	44.6
Free Cash Flow	$240 - $260	$10	$250 - $270	$50	$300 - $320
(1) Includes one-time Inventory Step-up, Backlog Amortization and Transaction costs for current and prior year acquisitions.

Notes:

  Full-year 2018 Adjusted guidance reflects higher sales (up 8-9%), operating income (up 11-14%), operating margin of 15.2% to 15.4% (up 50-70 bps) and diluted EPS (up 21-24%), compared with Adjusted 2017 financial results;
  Increased Reported (GAAP) full-year 2018 diluted EPS guidance by $0.28, led by the benefit of strong operational performance and solid outlook in the Commercial/Industrial segment, which added $20 million to sales and $6 million to operating income, and in the Defense segment, which added $10 million to sales and $3 million to operating income, as well as increased profitability in the Power segment;
  Introduced Adjusted (non-GAAP) full-year 2018 diluted EPS guidance, which reflects a $0.25 adjustment for first year acquisition-related purchase accounting costs associated with the acquisition of DRG;
  Combining these items, introduced Adjusted (non-GAAP) full-year 2018 diluted EPS guidance range of $6.00 to $6.15, up $0.53 compared to the prior guidance range of $5.47 to $5.62;
  A more detailed breakdown of the Company’s 2018 guidance by segment and by market can be found in the accompanying schedules.

Non-GAAP Financial Results

The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America ("GAAP"). This press release refers to "Adjusted" amounts, which are Non-GAAP financial measures described below.

We utilize a number of different financial measures in analyzing and assessing the overall performance of our business, and in making operating decisions, forecasting and planning for future periods. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance.

Beginning with the second quarter of 2018 coinciding with the initial reporting of the DRG acquisition, the Company has elected to also present its financials and guidance on an Adjusted, non-GAAP basis for operating income, operating margin, net earnings and diluted earnings per share to exclude first year purchase accounting costs associated with its acquisitions, specifically one-time inventory step-up, backlog amortization and transaction costs for current and prior year acquisitions.

Management believes that this approach will provide improved transparency to the investment community in order to measure Curtiss-Wright’s core operating and financial performance, provide quarter-over-quarter comparisons excluding one-time items and show better comparisons among company peers.

Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release. All per share amounts are reported on a diluted basis.

Conference Call & Webcast Information

The Company will host a conference call to discuss second quarter 2018 financial results at 9:00 a.m. EDT on Thursday, July 26, 2018. A live webcast of the call and the accompanying financial presentation, as well as a replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2018	2017	$	%	2018	2017	$	%
Product sales	$511,676	$459,774	$51,902	11%	$956,363	$883,003	$73,360	8%
Service sales	108,622	107,879	743	1%	211,457	208,241	3,216	2%
Total net sales	620,298	567,653	52,645	9%	1,167,820	1,091,244	76,576	7%

Cost of product sales	324,184	302,794	21,390	7%	623,495	592,404	31,091	5%
Cost of service sales	69,614	69,849	(235)	0%	136,634	136,895	(261)	0%
Total cost of sales	393,798	372,643	21,155	6%	760,129	729,299	30,830	4%

Gross profit	226,500	195,010	31,490	16%	407,691	361,945	45,746	13%

Research and development expenses	15,054	15,788	(734)	(5%)	30,995	31,379	(384)	(1%)
Selling expenses	32,665	29,055	3,610	12%	64,185	58,513	5,672	10%
General and administrative expenses	76,705	70,435	6,270	9%	145,937	144,629	1,308	1%

Operating income	102,076	79,732	22,344	28%	166,574	127,424	39,150	31%

Interest expense	9,566	10,750	(1,184)	(11%)	17,770	21,127	(3,357)	(16%)
Other income, net	3,971	3,729	242	6%	8,654	7,576	1,078	14%

Earnings before income taxes	96,481	72,711	23,770	33%	157,458	113,873	43,585	38%
Provision for income taxes	(21,693)	(22,061)	368	(2%)	(39,027)	(30,676)	(8,351)	27%
Net earnings	$74,788	$50,650	$24,138	48%	$118,431	$83,197	$35,234	42%

Net earnings per share:
Basic earnings per share	$1.69	$1.15			$2.68	$1.88
Diluted earnings per share	$1.68	$1.13			$2.66	$1.86

Dividends per share	$0.15	$0.13			$0.30	$0.26

Weighted average shares outstanding:
Basic	44,124	44,213			44,144	44,221
Diluted	44,553	44,807			44,604	44,825

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	June 30,	December 31,	Change
	2018	2017	%
Assets
Current assets:
Cash and cash equivalents	$218,898	$475,120	(54%)
Receivables, net	575,142	494,923	16%
Inventories, net	436,250	378,866	15%
Other current assets	53,953	52,951	2%
Total current assets	1,284,243	1,401,860	(8%)
Property, plant, and equipment, net	374,995	390,235	(4%)
Goodwill	1,103,562	1,096,329	1%
Other intangible assets, net	449,096	329,668	36%
Other assets	18,292	18,229	0%
Total assets	$3,230,188	$3,236,321	0%

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	$959	$150	539%
Accounts payable	179,566	185,176	(3%)
Accrued expenses	131,263	150,406	(13%)
Income taxes payable	4,957	4,564	9%
Deferred revenue	231,187	214,891	8%
Other current liabilities	47,752	35,810	33%
Total current liabilities	595,684	590,997	1%
Long-term debt	813,150	813,989	0%
Deferred tax liabilities, net	56,143	49,360	14%
Accrued pension and other postretirement benefit costs	65,698	121,043	(46%)
Long-term portion of environmental reserves	14,757	14,546	1%
Other liabilities	108,660	118,586	(8%)
Total liabilities	1,654,092	1,708,521	(3%)

Stockholders' equity
Common stock, $1 par value	49,187	49,187	0%
Additional paid in capital	119,025	120,609	(1%)
Retained earnings	2,047,250	1,944,324	5%
Accumulated other comprehensive loss	(239,516)	(216,840)	(10%)
Less: cost of treasury stock	(399,850)	(369,480)	(8%)
Total stockholders' equity	1,576,096	1,527,800	3%

Total liabilities and stockholders' equity	$3,230,188	$3,236,321	0%

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
($'s in thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
			Change				Change
	2018	2017	%		2018	2017	%
Sales:
Commercial/Industrial	$312,463	$291,599	7%		$609,104	$570,421	7%
Defense	146,177	126,361	16%		265,078	241,023	10%
Power	161,658	149,693	8%		293,638	279,800	5%

Total sales	$620,298	$567,653	9%		$1,167,820	$1,091,244	7%

Operating income (expense):
Commercial/Industrial	$51,736	$43,620	19%		$90,961	$74,172	23%
Defense	38,641	21,128	83%		58,369	32,225	81%
Power	19,201	23,875	(20%)		34,543	39,420	(12%)

Total segments	$109,578	$88,623	24%		$183,873	$145,817	26%
Corporate and other	(7,502)	(8,891)	16%		(17,299)	(18,393)	6%

Total operating income	$102,076	$79,732	28%		$166,574	$127,424	31%

Operating margins:
Commercial/Industrial	16.6%	15.0%	160	bps	14.9%	13.0%	190	bps
Defense	26.4%	16.7%	970	bps	22.0%	13.4%	860	bps
Power	11.9%	15.9%	(400	bps)	11.8%	14.1%	(230	bps)
Total Curtiss-Wright	16.5%	14.0%	250	bps	14.3%	11.7%	260	bps

Segment margins	17.7%	15.6%	210	bps	15.7%	13.4%	230	bps

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Change			Change
	2018	2017	%	2018	2017	%
Defense markets:
Aerospace	$98,268	$89,367	10%	$174,209	$154,661	13%
Ground	20,272	17,515	16%	42,282	37,251	14%
Naval	132,005	100,048	32%	234,786	191,018	23%
Other	3,422	5,964	(43%)	8,004	13,006	(38%)
Total Defense	$253,967	$212,894	19%	$459,281	$395,936	16%

Commercial markets:
Aerospace	$104,617	$100,353	4%	$204,021	$198,966	3%
Power Generation	102,075	114,773	(11%)	201,087	220,324	(9%)
General Industrial	159,639	139,633	14%	303,431	276,018	10%
Total Commercial	$366,331	$354,759	3%	$708,539	$695,308	2%

Total Curtiss-Wright	$620,298	$567,653	9%	$1,167,820	$1,091,244	7%

Use of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Beginning with the second quarter of 2018, coinciding with the initial reporting of the DRG acquisition, the Company has elected to also present its financials and guidance on an Adjusted, non-GAAP basis for operating income, operating margin, net earnings and diluted earnings per share to exclude first year purchase accounting costs associated with its acquisitions, specifically one-time inventory step-up, backlog amortization and transaction costs for current and prior year acquisitions that are included under GAAP.

Management believes that this approach will provide improved transparency to the investment community in order to measure Curtiss-Wright’s core operating and financial performance, provide quarter-over-quarter comparisons excluding one-time items and show better comparisons among company peers. Additional details and tables reconciling the GAAP to non-GAAP financial measures are included in this release.

The following definitions are provided:

Adjusted Operating Income, Operating Margin, Net Income and Diluted EPS

These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding the impact of first year purchase accounting costs associated with acquisitions for current and prior year periods, specifically one-time inventory step-up, backlog amortization and transaction costs.

Organic Revenue and Organic Operating Income

The Corporation discloses organic revenue and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic revenue and organic operating income are defined as revenue and operating income excluding the impact of foreign currency fluctuations and contributions from acquisitions made during the last twelve months.

	Three Months Ended
	June 30,
	2018 vs. 2017
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	5%	16%	15%	86%	(7%)	(3%)	4%	32%
Acquisitions	0%	0%	0%	0%	15%	(17%)	4%	(5%)
Foreign Currency	2%	3%	1%	(3%)	0%	0%	1%	1%
Total	7%	19%	16%	83%	8%	(20%)	9%	28%

	Six Months Ended
	June 30,
	2018 vs. 2017
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	5%	21%	9%	86%	(3%)	(2%)	4%	34%
Acquisitions	0%	0%	0%	0%	8%	(10%)	2%	(3%)
Foreign Currency	2%	2%	1%	(5%)	0%	0%	1%	0%
Total	7%	23%	10%	81%	5%	(12%)	7%	31%

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as cash flow provided by operating activities less capital expenditures. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by net earnings from continuing operations.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net cash provided by operating activities	$97,947	$85,873	$26,685	$60,932
Capital expenditures	(10,881)	(12,914)	(19,852)	(23,288)
Free cash flow	$87,066	$72,959	$6,833	$37,644
Pension payment	—	—	50,000	—
Adjusted free cash flow	$87,066	$72,959	$56,833	$37,644
Free Cash Flow Conversion	116%	144%	48%	45%

CURTISS-WRIGHT CORPORATION
2018 Guidance (1) (2)
As of July 25, 2018
($'s in millions, except per share data)

	Adjusted (Non-GAAP)	2018 Prior Reported Guidance (GAAP)				2018 Reported Guidance (GAAP)					2018 Current Adjusted Guidance (Non-GAAP)
	2017	Low	High	2018 Chg vs 2017 Reported	Increase from Operational Performance	Low		High	2018 Chg vs 2017 Adjusted	Adjustments (Non-GAAP)(3)	Low		High	2018 Chg vs 2017 Adjusted (3)
Sales:
Commercial/Industrial	$1,163	$1,193	$1,213		$20	$1,213		$1,233		$-	$1,213		$1,233
Defense	555	565	575		10	575		585		-	575		585
Power	553	657	667		-	657		667		-	657		667
Total sales	$2,271	$2,415	$2,455	6 to 8%	$30	$2,445		$2,485	8 to 9%	$-	$2,445		$2,485	8 to 9%

Operating income:
Commercial/Industrial	$168	$177	$182		$6	$183		$188		$-	$183		$188
Defense	119	121	124		3	124		127		-	124		127
Power	81	80	83		4	85		87		14	99		102
Total segments	368	378	389		13	391	-	402		14	405	#	416
Corporate and other	(34)	(34)	(35)		-	(34)		(35)		-	(34)		(35)
Total operating income	$335	$343	$353	6 to 9%	$13	$357		$367	7 to 10%	$14	$371		$382	11 to 14%

Interest expense	$(41)	$(36)	$(37)		$1	$(35)		$(36)		$-	$(35)		$(36)
Other income, net	16	14	14		1	15		15		-	15		15
Earnings before income taxes	309	322	331		-	337		347		-	352		361
Provision for income taxes	(88)	(77)	(79)		(4)	(81)		(83)		(3)	(84)		(87)
Net earnings	$222	$245	$251		$12	$256		$263		$11	$267		$274

Diluted earnings per share	$4.96	$5.47	$5.62	14 to 17%	$0.28	$5.75		$5.90	16 to 19%	$0.25	$6.00		$6.15	21 to 24%
Diluted shares outstanding	44.8	44.7	44.7		44.6	44.6		44.6			44.6		44.6
Effective tax rate	28.3%	24.0%	24.0%			24.0%		24.0%			24.0%		24.0%

Operating margins:
Commercial/Industrial	14.5%	14.8%	15.0%		+30 bps	15.1%		15.2%	60 to 70 bps	-	15.1%		15.2%	60 to 70 bps
Defense	21.4%	21.3%	21.5%		+20 bps	21.5%		21.7%	10 to 30 bps	-	21.5%		21.7%	10 to 30 bps
Power	14.7%	12.2%	12.4%		+70 bps	12.9%		13.1%	(160 to 180 bps)	+220 bps	15.1%		15.3%	40 to 60 bps
Total operating margin	14.7%	14.2%	14.4%		+40 bps	14.6%		14.8%	(10) to 10 bps	+60 bps	15.2%		15.4%	50 to 70 bps

Note: Full year amounts may not add due to rounding
(1) Full-year 2017 and 2018 effective tax rate guidance includes the impacts of the Tax Cuts and Jobs Act.
(2) Reconciliations of 2017 Reported (GAAP) results to Adjusted (non-GAAP) results are furnished within this release.
(3) Adjustments include one-time inventory step-up, backlog amortization and transaction costs for current and prior year acquisitions.

CURTISS-WRIGHT CORPORATION
2018 Sales Growth Guidance by End Market
As of July 25, 2018

	2018 % Change vs 2017	2018 % Change vs 2017

	(Prior)	(Current)
Defense Markets
Aerospace	8 - 10%	11 - 13%
Ground	0 - 2%	0 - 2%
Navy	16 - 18%	20 - 22%

Total Defense (Including Other Defense)	9 - 11%	13 - 15%

Commercial Markets
Commercial Aerospace	0 - 2%	0 - 2%
Power Generation	6 - 8%	2 - 4%
General Industrial	4 - 6%	8 - 10%
Total Commercial	3 - 5%	3 - 5%

Total Curtiss-Wright Sales	6 - 8%	8 - 9%

Note: Full year amounts may not add due to rounding

CURTISS-WRIGHT CORPORATION
2017 Reconciliation Reported (GAAP)(1) to Adjusted (Non-GAAP) (2)
($'s in millions, except per share data)

	Reported 1Q 2017	Adjustments (Non-GAAP)	Adjusted 1Q 2017	Reported 2Q 2017	Adjustments (Non-GAAP)	Adjusted 2Q 2017	Reported 3Q 2017	Reported 4Q 2017	Reported FY 2017	Adjustments (Non-GAAP)	Adjusted FY 2017
Sales:
Commercial/Industrial	$279	$-	$279	$292	$-	$292	$294	$298	$1,163	$-	$1,163
Defense	115	-	115	126	-	126	142	173	555	-	555
Power	130	-	130	150	-	150	132	141	553	-	553
Total sales	$524	-	$524	$568	-	$568	$568	$612	$2,271	-	$2,271

Operating income:
Commercial/Industrial	$31	$-	$31	$44	$-	$44	$47	$47	$168	$-	$168
Defense	11	5	16	21	5	26	34	44	109	10	119
Power	16	-	16	24	-	24	18	24	81	-	81
Total segments	57	5	62	89	5	94	98	115	359	10	368
Corporate and other	(10)	-	(10)	(9)	-	(9)	(6)	(9)	(34)	-	(34)
Total operating income	$48	$5	$52	$80	$5	$85	$92	$105	$325	$10	$335

Interest expense	$(10)	$-	$(10)	$(11)	$-	$(11)	$(10)	$(10)	$(41)	$-	$(41)
Other income, net	4	-	4	4	-	4	4	4	16	-	16
Earnings before income taxes	41	5	46	73	5	78	86	99	300	10	309
Provision for income taxes	(9)	(1)	(10)	(22)	(2)	(24)	(22)	(32)	(85)	(3)	(88)
Net earnings	$33	$4	$36	$51	$4	$54	$64	$68	$215	$7	$222

Diluted earnings per share	$0.73	$0.08	$0.81	$1.13	$0.08	$1.21	$1.43	$1.52	$4.80	$0.16	$4.96
Diluted shares outstanding	44.9		44.9	44.8		44.8	44.7	44.7	44.8		44.8
Effective tax rate	20.9%		20.9%	30.3%		30.3%	26.0%	31.8%	28.3%		28.3%

Operating margins:
Commercial/Industrial	11.0%		11.0%	15.0%		15.0%	15.9%	15.8%	14.5%		14.5%
Defense	9.7%	+395 bps	13.6%	16.7%	+410 bps	20.8%	23.7%	25.2%	19.7%	+170 bps	21.4%
Power	11.9%		11.9%	15.9%		15.9%	13.5%	17.0%	14.7%		14.7%
Total operating margin	9.1%	+90 bps	10.0%	14.0%	+100 bps	15.0%	16.3%	17.2%	14.3%	+40 bps	14.7%

Note: Full year amounts may not add due to rounding

(1) Reported 2017 results reflect the retrospective impact from the adoption of ASU 2017-07 “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” which results in reclassification of the non-service components of Pension expense from Operating Income to Other Income/Expense effective for fiscal years beginning after December 15, 2017. This accounting change lowers operating income by $14.6 million and lowers operating margin by 70 basis points for the full-year 2017 period. This change is neutral to earnings per share.

(2) Adjusted operating income, operating margin and diluted EPS exclude first year purchase accounting costs, specifically one-time inventory step-up, backlog amortization and transaction costs, associated with the acquisition of TTC in 2017 (Defense segment). First year purchase accounting costs in the third and fourth quarters of 2017 are not material.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE: CW) is a global innovative company that delivers highly engineered, critical function products and services to the commercial, industrial, defense and energy markets. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing reliable solutions through trusted customer relationships. The company employs approximately 8,600 people worldwide. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

CONTACT:
Curtiss-Wright Corporation
Jim Ryan, 704-869-4621
Jim.Ryan@curtisswright.com